                                                                    EXHIBIT 3(f)

                RESTATED CONFORMED CERTIFICATE OF INCORPORATION

                                       OF

                              ENERGEN CORPORATION

                     [AS AMENDED THROUGH FEBRUARY 3, 1995]


STATE OF ALABAMA          )
                          )
COUNTY OF JEFFERSON       )


TO THE HONORABLE JUDGE OF PROBATE, JEFFERSON COUNTY, ALABAMA:

                 Pursuant to the provisions of Article 10 of Chapter 2B of Title 10 of the Code of Alabama of 1975 (Section Section 10-2A-110, et seq.), the undersigned corporation executes the following Restated Certificate of
Incorporation:


I.       NAME OF CORPORATION:

                 1.01     The name of the corporation shall be Energen
Corporation.


II.      OBJECTS:

                 2.01 To manufacture, produce, buy, deal in, use, sell, distribute, furnish and supply gas; to construct, equip, use, operate and maintain works for holding, receiving, purifying and distributing gas, and all buildings, works, meters, pipes, fittings, machinery, apparatus and appliances convenient or necessary in connection therewith.





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                 2.02     To carry on the business of a gas company in all its
branches; to manufacture, use, deal in, render salable and sell all products, by-products and residual products obtained in the production of gas; to manufacture, buy, sell, rent and deal in all kinds of goods, wares, merchandise and personal property which may seem calculated directly or indirectly to promote the consumption of gas.

                 2.03 To manufacture, produce, buy, deal in, use, sell, distribute, furnish and supply petroleum, petroleum products and by-products; to construct, equip, use, operate and maintain works for holding, receiving, purifying and distributing petroleum, petroleum products and by-products, and all buildings, works, meters, pipes, fittings, machinery, apparatus and appliances convenient or necessary in connection therewith.

                 2.04 To acquire, buy, hold, own, sell, lease, exchange, dispose of, finance, deal in, construct, build, equip, improve, use, operate, maintain and work upon any and all kinds of works, plants, stations, systems, machinery, generators, apparatus, devices, supplies and articles of every kind pertaining to or in anywise connected with the production, use, distribution, regulation, control or application of light, heat, refrigeration, ice, water, water-power, electricity, gas, and any other force.

                 2.05 To acquire, buy, hold, own, sell, lease, exchange, dispose of, distribute, deal in, use, produce, furnish and supply light, heat, refrigeration, ice, water, water-power, electricity, and any other power or force.

                 2.06 To acquire, buy, hold, own, sell, lease, exchange and dispose of lands or the gas, oil and mineral rights in lands; to develop such lands by drilling gas and oil wells thereon; to produce therefrom gas, oil or other volatile or mineral substances; to produce, deal in, use, distribute, furnish and sell such gas or oil or other volatile or mineral substances; to install, construct, build, equip, improve, use, operate and maintain any and all manner of plants, machinery and appliances for any and all such purposes and the marketing and selling of such products.





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                 2.07     To carry on the business of aiding in the
construction and operations of plants and works, including those of gas companies, electric companies, and other public utility companies, and for or in connection with any or all of the foregoing purposes to furnish services and advice of engineers, auditors, executives and other experts.

                 2.08 To acquire, organize, assemble, develop, build up and operate, constructing and operating and other organizations and systems and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations, in whole or in part, and to enter into and perform contracts, agreements and undertakings of any kind in connection with any or all of the foregoing objects.

                 2.09 To purchase, acquire, hold, own, develop and dispose of lands and interests in and rights with respect to lands and waters and fixed and movable property, franchises, concessions, consents, privileges and licenses in its opinion useful or desirable for or in connection with any or all of the foregoing objects.

                 2.10 To acquire by purchase, subscription or otherwise, and to sell, use, assign, transfer, mortgage, pledge, exchange or otherwise dispose of, and to make and enter into all manner and kinds of contracts, agreements and obligations for the purchasing, acquiring, dealing in or selling of, real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or corporations, association or associations, domestic or foreign, or of any firm or individual of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor stocks, bonds or other securities or evidences of indebtedness of the Corporation and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property, and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including voting rights.

                 2.11 To act as financial, business, managing and/or purchasing agent, general or special.





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                 2.12     To carry on the business of general brokers and
dealers in stocks, bonds, securities, mortgages and other choses in action, including the acquisition thereof by original subscription; to make investments in such property; and to hold, manage, mortgage, pledge, sell and dispose of the same in like manner as individuals may do.

                 2.13 To acquire by purchase or otherwise and to own, hold, buy, sell, donate, convey, lease, mortgage or incumber real or personal property both within and without the State of Alabama; to survey, sub-divide, plat, improve and develop lands for the purposes of sale or otherwise; to lay off such lands in streets, lanes, squares, parks and alleys, city blocks and lots and to sell or otherwise dispose of lots and to secure the purchase by purchase-money notes, mortgages, or otherwise, to open and improve the streets, lanes, parks, squares and alleys which may be laid off and to do and perform all things needful for the development and improvement of such lands for trade or business and to make donations of any of its lands when in the opinion of its Board of Directors the same may be desirable to further the Corporation's interest.

                 2.14 To engage in and carry on a general mercantile and trade business and to buy, manufacture, produce or otherwise acquire, hold, own, use, import, export, trade or otherwise deal in or turn to account, sell, lease, pledge or otherwise dispose of any and all kinds of goods, wares and merchandise and other articles of commercial and personal property without limit as to character or manner.

                 2.15 To borrow or otherwise raise moneys for any of the purposes of the Corporation from time to time and without limit as to amount, except as may be provided in a resolution or resolutions adopted by the shareholders of the Corporation, to issue bonds, debentures, notes or other obligations of any nature, or in any manner, and to secure the payment of the principal and interest of any thereof by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real and personal, whether at the time owned or thereafter acquired, including contract rights; and to sell, pledge, or otherwise dispose of such bonds, debentures, notes or other obligations of any nature of the Corporation for its corporate purposes.





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                 2.16     To lend and advance money and extend credit, either
with or without security, and to underwrite for investment, resale or otherwise stocks, bonds and other securities, and to aid the organization, financing, liquidation or reorganization of corporations, associations or firms.

                 2.17 To purchase or otherwise acquire and to hold, cancel, re-issue, sell or transfer shares of its own capital stock (so far as may be permitted by law) and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, provided that it shall not use its funds or property for the purchase of shares of its own capital stock when such use would cause any impairment of its capital, and provided, further, that shares of its own capital stock belonging to it shall not be voted directly or indirectly.

                 2.18 In connection with the purchase or lease or other acquisition by the Corporation of any property of whatever nature, to pay therefor in cash or property or to issue in exchange therefor shares of its capital stock, bonds, or other obligations or other securities of the Corporation and to assume any liabilities of any person, firm, association or corporation.

                 2.19 To sell, exchange or barter for other property, assign, transfer, lease as lessor, mortgage, pledge or otherwise dispose of or encumber any part or parts, or all, of the property or assets of the Corporation; to cease to conduct the business connected with any such property or assets so disposed of; to resume any business which it shall cease to conduct; and the Corporation may receive any form of; to resume any business which it shall cease to conduct; and the Corporation may receive any form of consideration for property so sold, exchanged, bartered or otherwise disposed of, including (but not excluding other forms of consideration) bonds, debentures and/or other obligations and/or shares of stock of any existing corporate or other entity or of any corporate or other entity in process of organization.

                 2.20 To endorse, or otherwise guarantee, or become a surety with respect to, or obligate itself for, or without becoming liable therefor, nevertheless, to pledge or mortgage all or any part of its properties to secure the payment of the principal of, and interest on, or either thereof, any bonds, including construction or performance bonds, debentures, notes, scrip,





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coupons, contracts or other obligations or evidences of indebtedness, or the performance of any contract, lease, construction, performance or other bond, mortgage, or obligation of any other corporation or association, domestic or foreign, or of any firm, partnership, joint venture, or other person whatsoever, in which this Corporation may have a lawful interest, or on account of, or with respect to, any transaction in which this Corporation shall receive any lawful consideration, advantage or benefit, on any account whatsoever. Irrespective of the relative net worth of the corporations, associations, or persons involved, and of the relative amounts of obligations involved, this Corporation shall be deemed to have a lawful interest in any corporation, association or person (A) which owns stock in this Corporation, or (B) which owns stock in another corporation which owns stock in this Corporation, or (C) in which this Corporation owns stock, or (D) in which another corporation owns stock which also owns stock in this Corporation, or (E) in which any one or more persons who own stock in this Corporation also own stock, or (F) which or who has entered into any contractual arrangement pursuant to which any such corporation or persons undertakes corresponding or like obligations of endorsement, guarantee, or suretyship, with respect to all or any such obligations or evidences of indebtedness, contracts of this Corporation, or which may engage with this Corporation, in the conduct of any joint venture or enterprise, or in the use of common facilities or services.

                 2.21 To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing or agency business not prohibited by law, and any, some or all of the foregoing.

                 2.22 In general, to do any or all of the things hereinbefore set forth to the same extent as natural persons could do, and as principal or agent or otherwise, and either alone or in conjunction with any other persons, firms, associations or corporations.

                 2.23 To exercise its powers in accomplishment of its objects and purposes in any part of the world and to have one or more offices out of the State of Alabama.





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                 2.24     To do all acts and things which it shall find
necessary or convenient to do in aid of or in connection with the transaction, promotion and carrying on of the objects and purposes hereinabove stated or necessary or incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether such business is similar in nature to the objects and powers hereinabove set forth or otherwise.

                 2.25 The Corporation's power to acquire property of any kind which it is or shall be authorized to acquire may be exercised directly or indirectly through the acquisition of stocks and bonds representative of such property and for the purpose of acquiring and holding either in perpetuity or for a limited period.

                 The foregoing clauses shall be construed as powers and provisions for the regulation of the business and the conduct and affairs of the Corporation, the Directors and stockholders and each class of stockholders, and it is hereby expressly provided that the foregoing specific enumeration shall not be held to limit or restrict in any manner the powers of the Corporation.



III.     LOCATION:

                 3.01 The location of the Corporation's principal office in the State of Alabama shall be:

                 1918 First Avenue North
                 Birmingham, Alabama  35295



IV.      CAPITAL STOCK:

                 4.01 The total number of shares of stock which the Corporation shall have authority to issue is as follows:

                          (a)     Five million (5,000,000) shares, par value of
$0.01 per share, which are hereby designated as preferred stock (hereinafter called "Preferred Stock").





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                          (b)     Thirty million (30,000,000) shares, par value
of $0.01 per share, which are hereby designated as common stock (hereinafter called "Common Stock").

                 4.02     (a)     The Preferred Stock may be issued in such one
or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided.

                 The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preferred Stock, to fix and determine, to the extent not fixed by the provisions hereinafter set forth, the relative rights and preferences of the shares of each series of Preferred Stock, including (but without limiting the generality of the foregoing) any of the following with respect to which the Board of Directors may make specific provisions:

                 (i)      the distinctive name and any serial
                          designations;

                 (ii) the annual dividend rate or rates and the dividend payment dates;

                 (iii) with respect to the declaration and payment of dividends upon each series of the Preferred Stock, whether such dividends are to be cumulative or noncumulative, preferred, subordinate or equal to dividends declared and paid upon other series of the Preferred Stock or upon any other shares of stock of the Corporation, and the participating or other special rights, if any, of such dividends;

                 (iv)     the redemption provisions, if any, with
                          respect to any series, and if any series is subject to redemption, the manner and time of redemption and the redemption price or prices;





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

                 (v) the amount or amounts of preferential or other payment to which any series of Preferred Stock is entitled over any other series of Preferred Stock or over the Common Stock on voluntary or involuntary liquidation, dissolution or winding-up, subject to the provisions set forth in paragraph (c)(ii) of Section 4.02 hereof;

                 (vi) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series of Preferred Stock or for shares of the Common Stock;

                 (vii) any conversion, exchange, purchase or other privileges to acquire shares of any other series of Preferred Stock or of the Common Stock;

                 (viii)           the number of shares of such series; and

                 (ix) the voting rights, if any, of such series, subject to the provisions set forth in paragraph (c)(I) of Section 4.02 hereof.

                 Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

                 Before the Corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a statement setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said Board shall be made, filed and recorded in accordance with the then





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applicable requirements, if any, of the laws of the State of Alabama, or, if no statement is then so required, a certificate shall be signed and acknowledged on behalf of the Corporation by its Chairman of the Board, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the Corporatio in the State of Alabama and in such other place or places as the Board of Directors shall designate.

                          (b)     The authority of the Board of Directors to
provide for the issuance of any shares of the Corporation's stock shall include, but shall not be limited to, authority to issue shares of stock of the Corporation for any purpose and in any manner (including issuance pursuant to rights, warrants, or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the stock of another corporation or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                          (C)     The following relative rights and preferences
of the stock of the Corporation are fixed as follows:

                 (I)      Voting Rights.

                 (A) Common Stock. At all elections of directors of the Corporation, and in respect of all other matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of the Common Stock shall be entitled to one (1) vote for each share held by them.

                 (B) Preferred Stock. The holders of each series of the Preferred Stock shall have such voting rights as may be fixed by resolution or by resolutions of the Board of Directors providing for the issuance of each such series.





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                 (ii)     Liquidation, Dissolution, etc.  In the event of any
voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to the stockholders (whether from capital or surplus) shall be distributed among those of the respective series of the outstanding Preferred Stock, if any, as may be entitled to any preferential amounts and among the respective holders thereof in accordance with the relative rights and preferences, if any, fixed and determined for each such series and the holders thereof by resolution or resolutions of the Board of Directors providing for the issue of each such series of the Preferred Stock; and after payment in full of the amounts payable in respect of the Preferred Stock, if any, the holders of any series of the outstanding Preferred Stock who are not entitled to preferential treatment pursuant to resolutions of the Board of Directors providing for the issue thereof and the holders of the outstanding Common Stock shall be entitled (to the exclusion of the holders of any series of the outstanding Preferred Stock entitled to preferential treatment pursuant to resolutions of the Board of Directors providing for the issue thereof) to share ratably in all the remaining assets of the Corporation available for distribution to its stockholders.

                 A merger, consolidation or reorganization of the Corporation with or into one or more corporations, or a sale, lease or other transfer of all or substantially all the assets of the Corporation, that does not result in the termination of the enterprise and distribution of the assets to stockholders, shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph (c)(ii) of
Section 4.02 hereof, notwithstanding the fact that the Corporation may cease to exist or may surrender its Certificate of Incorporation.

                 (iii) Dividends. Dividends on any stock of the Corporation shall be payable only out of earnings or assets of the Corporation legally available for the payment of such dividends and only as and when declared by the Board of Directors.

                                  (d)      No holder of any share or shares of
any class of stock of the Corporation shall have any preemptive rights to subscribe for any shares of stock of any class of the Corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of stock of any class of the Corporation now or hereafter authorized, provided, however, that no provision of the Certificate of Incorporation shall be deemed to deny to the Board of Directors the right, in its discretion, to grant to the holders of shares of any class of stock at the time outstanding the right to purchase or





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subscribe for shares of stock of any class or any other securities of the
Corporation now or hereafter authorized at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, may fix.

                 4.03 The amount of the capital stock with which the Corporation shall begin business shall be 1,000 shares of Common Stock.



V.       OFFICER TO RECEIVE SUBSCRIPTION:

                 5.01 The name and post office address of the officer designated by the incorporators to receive subscriptions to the capital of the Corporation are:

                 Name:                     A. S. Lacy
                 Post Office
                 Address:                  1918 First Avenue North
                                           Birmingham Alabama  35295





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VI.      INCORPORATORS AND SHARES:

                 The names and post office addresses of the incorporators and the number of shares of Common Stock subscribed for by each are as follows:


                                                                                       NUMBER OF SHARES
                                                                                       OF COMMON STOCK
NAME                      POST OFFICE ADDRESS                                           SUBSCRIBED FOR
Howard Higgins            1918 First Avenue North                                                 334
                          Birmingham, Alabama  35295

Rex J. Lysinger           1918 First Avenue North                                                 333
                          Birmingham, Alabama  35295

A. S. Lacy                1918 First Avenue North                                                 333
                          Birmingham, Alabama 35295

                                                                                                -----
                                                                                        Total   1,000

VII.     DIRECTORS AND OFFICERS:

                 7.01 The number of directors constituting the initial board of directors of the Corporation shall be nine. Subject to Section 10.01 of Article X hereof, the number of directors of the Corporation shall be as provided in and fixed by the Bylaws of the Corporation. The names and post office addresses of the directors and the officers chosen for the first year are:





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DIRECTORS

NAME                                           POST OFFICE ADDRESS
Emory O. Cunningham                            Post Office Box 2581
                                               Birmingham, Alabama  35202

James S. M. French                             Post Office Box 247
                                               Birmingham, Alabama  35201

Robert F. Henry                                Post Office Box 2230
                                               Montgomery, Alabama  36103

Howard Higgins                                 1918 First Avenue North
                                               Birmingham, Alabama  35295

Norman R. Kerredge                             1918 First Avenue North
                                               Birmingham, Alabama  35295

Rex J. Lysinger                                1918 First Avenue North
                                               Birmingham, Alabama  35295

Harry H. Pritchett                             Post Office Box 2389
                                               Tuscaloosa, Alabama  35401

Richard A. Puryear, Jr.                        3700-A Country Club Drive
                                               Birmingham, Alabama  35213

Robert S. Weatherly                            2865 Stratford Road
                                               Birmingham, Alabama  35213

OFFICERS

OFFICERS                TITLE                   POST OFFICE ADDRESS

Howard Higgins          Chairman of the         1918 First Avenue N.
                        Board and CEO           Birmingham, AL  35295

Rex J. Lysinger         President               1918 First Avenue N.
                                                Birmingham, AL  35295

A. S. Lacy              Vice President and      1918 First Avenue N.
                        Secretary               Birmingham, AL  35295

Richard J. Patzke       Vice President and      1918 First Avenue N.
                        Treasurer               Birmingham, AL  35295


VIII.                   TIME LIMIT:

                        8.01  The duration of the Corporation shall be perpetual.


IX.                     CERTAIN PROVISIONS RESPECTING BUSINESS COMBINATIONS:

                        9.01  Definitions.

                        For the purposes of this Article IX:

                              (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 11, 1984.

                              (b) "Announcement Date" means, with respect to any Business Combination, the date of the first public announcement of such Business Combination.

                              (c) A person shall be a "beneficial owner" of
                        any Voting Stock:

                                   (I) which such person or any of its
                                   Affiliates or Associates beneficially owns, directly or indirectly; or

                                   (ii) which such person or any of its
                                   Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                                   (iii)  which is beneficially owned, directly
                                   or indirectly, by any other person with
                                   which such person or any of its





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                                   Affiliates or Associates has any agreement,
                                   arrangement, or understanding for the
                                   purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

                                   (d)  For the purposes of determining whether
                              a person is an Interested Stockholder pursuant to paragraph (k) of this Section 9.01 hereof, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the Interested Stockholder through application of paragraph (C) of Section 9.01 hereof, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                                   (e)  "Board" means the Board of Directors of
                              the Corporation.

                                   (f) A "Business Combination" shall mean any one or more of the following:

                                   (I)   any merger or consolidation-dation of
                                   the Corporation or any Subsidiary with or into (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or





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                                   (ii)  any sale, lease, exchange, mortgage,
                                   pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                                   (iii)  the issuance or transfer by the
                                   Corporation or any Subsidiary (in one
                                   transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                                   (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or an Affiliate of any Interested Stockholder; or

                                   (v)  any reclassification of securities
                                   (including any reverse stock split), or
                                   recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities, or securities convertible into equity securities, of the Corporation or any Subsidiary, including, without limitation, any class or series of Protected Stock, which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.





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


                                   (g)  "Consummation Date" means, with respect
                              to any Business Combination, the date on which such Business Combination is effected.

                                   (h) "Determination Date" means, with respect to any Interested Stockholder, the date on which such Interested Stockholder first became an Interested Stockholder.

                                   (I)  "Disinterested Director" means any
                              member of the Board who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is a member of the Board and who is unaffiliated with, and not a nominee of, the Interested Stockholder and was recommended to succeed a Disinterested Director by a majority of Disinterested Directors on the Board at the time of such recommendation.

                                   (j) "Fair Market Value" means (I) in the case
                              of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange, Inc. Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or, if such stock is not listed on the New York Stock Exchange, Inc., on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                                   (k)  "Interested Stockholder" shall mean, in
                              respect of any Business Combination, any person (other than the Corporation) who or which, as of the date of the first public announcement of such Business Combination, or on the day immediately prior to the consummation of any such Business
                              Combination:

                                       (I)  is the beneficial owner, directly or
                                   indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

                                       (ii)  is an Affiliate of the Corporation
                                   and at any time within two years prior there to was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

                                       (iii)  is an assignee of or has otherwise
                                   succeeded to any shares of Voting Stock of the Corporation which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                                   (l)  A "person" shall mean any individual,
                              firm, corporation or other entity.

                                   (m) "Protected Stock" means all Voting Stock and all other shares of capital stock of the Corporation having, or which may have upon the happening of some contingency, the right to vote for the election of some or all of the directors of the Corporation, regardless of whether at the time in question such shares then have a present right to so vote.

                                   (n)  "Subsidiary" means any corporation of
                              which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                                   (o)  "Voting Stock" means, at any time, all
                              shares of capital stock of the Corporation entitled to vote generally in the election of directors, which shares shall be considered for the purpose of the vote required by this Article IX as one class.

                                   (p) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in clauses (I) and (ii) of paragraph (b) of 9.03 of this Article IX shall include the shares of Common Stock and/or the shares of any other class of outstanding Protected Stock retained by the holders of such shares.

                              9.02  Higher Vote for Certain Business
Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in
9.03 of this Article IX, any Business Combination shall require the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of Voting Stock. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or under the rules of, or in any agreement with, any United States securities exchange registered under the Securities Exchange Act of 1934, or any successor act thereto, on which any of the Voting Stock is listed, or otherwise.

                              9.03   When Higher Vote Is Not Required.  The
provisions of 9.02 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other Article of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (a) and (b) are met:

                                   (a) Approval by the Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors.

                                   (b) Price and Procedure Requirements.  All of
                              the following conditions shall have been met:

                                     (I)  Common Stock.  The aggregate amount of
                                   the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received by holders of the Common Stock of the Corporation in such Business Combination, computed on a per share basis, shall be at least equal to the higher of the following:

                               (A) (if applicable) the highest per share
                                   price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by the Interested Stockholder (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction or transactions by which the Interested Stockholder became an Interested Stockholder, whichever is higher; or

                               (B) the Fair Market Value per share of the
                                   Common Stock on the Announcement Date or the Determination Date, whichever is higher.

                                   (ii)Protected Stock.  The aggregate amount
                               of cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class of outstanding Protected Stock regardless of whether the Interested Stockholder has previously acquired any shares of a particular class of such Protected Stock shall be at least equal to the highest of the following:

                        (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Protected Stock acquired by the Interested Stockholder (I) within the two- year period immediately prior to the Announcement Date or (II) in the transaction or transactions by which the Interested Stockholder became an Interested Stockholder, whichever is higher;

                        (B) the highest preferential amount per share to which the holders of shares of such class of Protected Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                        (C) the Fair Market Value per share of such class of Protected Stock on the Announcement Date or the Determination Date, whichever is higher.

                                        (iii)  Form of Consideration.  The
                                   consideration to be received by holders of a particular class or series of outstanding Protected Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Protected Stock prior to the Consummation Date. If the Interested Stockholder has paid for shares of any class of Protected Stock with varying forms of consideration, the form of consideration for such class of Protected Stock shall be either cash or the form used to acquire the largest number of shares of such class of Protected Stock previously acquired by it.

                                       (iv)  Maintain Dividends.  After such
                                   Interested Stockholder has become an
                                   Interested Stockholder and prior to the
                                   consummation of such Business Combination:
                                   (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation; and (B) there shall have been
                                   (I) no reduction in the annual rate of
                                   dividends paid on the Common Stock except as necessary to reflect any subdivision of the Common Stock, except as approved by a majority of the Disinterested Directors, and
                                   (II) an increase in such annual rate of
                                   dividends as necessary to reflect any
                                   reclassification (including any reverse
                                   stock split), recapitalization,
                                   reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors.

                                       (v)  Acquisition of Additional Shares.
                                   After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination, such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                                       (vi) No Disproportionate Benefits.  After
                                   such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                        (vii)  Furnish Information.  A proxy or
                                   information statement describing the
                                   proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of this Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or any such subsequent provisions).

                              9.04 Powers of Board of Directors.  A majority of
the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX on the basis of the information known to them after reasonable inquiry, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Interested Stockholder or is an Affiliate or Associate of another person, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (C) of Section 9.01 of this Article IX, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more, or (5) whether the requirements of paragraph (a) or (b) of Section 9.03 of this Article IX have been met with respect to any Business Combination.

                              9.05 No Effect on Fiduciary Obligations of
Interested Stockholders. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                              9.06 Amendment, Repeal, Etc.  Notwithstanding any
other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the shares of the then outstanding Voting Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX of this Certificate of Incorporation.



X.          BOARD OF DIRECTORS:

                              10.01 (a)Number, election and terms.  All
corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors which, except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than nine (9) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At the annual meeting of stockholders of the Corporation held in 1985, the directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1986, the term of office of the second class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1987 and the term of office of the third class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1988. At each annual meeting of stockholders of the Corporation following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any or series of Preferred Stock to elect additional directors under specified circumstances, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election.

                                   (b)  Vacancies and Newly Created
Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose, unless applicable law then permits such directorship to be filled by the affirmative vote of a majority of the remaining directors (even though less than a quorum of the Board of Directors). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   (c)  Continuance in Office.  Notwithstanding
the foregoing provisions of Section 10.01 hereof, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

                                   (d)  Removal.  Subject to the rights of the
holders of any class or series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Corporation then entitled to vote for the election of directors.

                                   (e)  Amendment, repeal, etc.  Notwithstanding
any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Corporation then entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 10.01 hereof.

                         10.02     In furtherance, not in limitation, of the
powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized, without any vote or other action by stockholders other than such as at the time shall be expressly required by statute applicable to such action, to exercise in a manner not inconsistent with any of the provisions of the Certificate of Incorporation all of the powers, rights and privileges of the Corporation (whether expressed or implied in this Certificate of Incorporation or conferred by statute) and do all acts and things which may be done by the Corporation, and particularly, among other things:

                                 (a)  Subject to Section 9.06 of Article IX and
paragraph (e) of Section 10.01 hereof, to make, alter and repeal Bylaws of the Corporation, subject to the power of the stockholders to alter or repeal Bylaws made by the Board of Directors, which action by the directors shall fully protect third parties in dealing with the Corporation; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw establishing what constitutes a quorum at any meeting of the stockholders of the Corporation;

                                   (b)  To determine, subject to the provisions
of Article IX hereof, whether any, and if any, what part, of the net income of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders and whether or not in cash or capital stock of the Corporation or in other property, and generally to determine and direct the use and disposition of any such net income or any such excess of net assets over capital; and to fix the times for the declaration and payment of dividends;

                                   (C)  From time to time, to fix the amount to
be reserved over and above the capital stock of the Corporation paid in and to determine and direct how amount so reserved shall be used;

                                   (d)  To determine from time to time at what
times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of stockholders; and no stockholders shall have any right to inspect any account or book or document of the Corporation except as conferred by the laws of the State of Alabama or authorized by resolution of the Board of Directors or of the stockholders;

                                   (e)  From time to time, and without other
limit as to amount, except as may be provided in a resolution or resolutions adopted by the stockholders of the Corporation, to borrow or otherwise raise moneys for any of the purposes of the Corporation; to authorize the issue of bonds, debentures, notes, or other obligations of the Corporation, of any nature, or in any manner, and to authorize the creation of mortgages upon, or the pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, whether at the time owned or thereafter acquired, including contract rights, to secure the payment of any of such bonds, debentures, notes or other obligations and the interest thereon; and to authorize the sale or pledge or other disposition of such bonds, debentures, notes or other obligations of the Corporation for its corporate purposes;

                                   (f)  To provide, subject to the requirements
of law and the bylaws of the Corporation, for the holding of stockholders and Directors meetings within or without the State of Alabama at such places as may be from time to time designated by resolution of the Board of Directors and to provide for an office or offices and for the keeping of the books of the Corporation (subject to the provisions of the statute) within or without the State of Alabama;

                                   (g) By resolution adopted by majority vote of
all the Directors of the Corporation as at the time fixed by its bylaws, to designate three or more of their number to constitute an executive committee, which, to the extent provided in such resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, and by like resolution, from time to time, to constitute other committees out of their number, with such powers as shall be provided in such resolutions or in the bylaws of the Corporation;

                                   (h)  Any action required or permitted to be
taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee;

                                   (I) To exercise such further powers as may be
conferred by the bylaws of the Corporation in addition to the powers and authority expressly conferred in the foregoing or by law.

XI.  LIMITATION OF LIABILITY:

                              11.01  A director of the Corporation shall not be
liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (I) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.



XII.  GENERAL PROVISIONS

                              12.01  Capital surplus, paid-in surplus and
premiums on stock of the Corporation now existing or hereafter created shall not be available for the payment of dividends other than liquidating dividends.

                              12.02  All persons who shall acquire stock in the
Corporation shall acquire it subject to the provisions of this Certificate of Incorporation.

                              12.03  So far as not otherwise expressly provided
by the laws of the State of Alabama, the Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in said share on the part of any other person, whether or not the Corporation shall have notice thereof.

                              12.04 Attached hereto, marked Exhibit "A" and made
a part hereof, is a statement, under oath, made by A. S. Lacy, the officer or agent authorized by the incorporators to receive subscriptions to the capital stock of the Corporation subscribed for and the amount thereof which has been paid in. There is also attached hereto, marked Exhibit "B" and made a part hereof, a true and correct copy of the subscription list of the Corporation showing the amount of capital stock subscribed for by the incorporators and the manner in which such subscriptions are provided to be discharged.

                              The board of directors of the Corporation adopted
a resolution with respect to the restatement of the certificate of incorporation of the corporation on July 19, 1984.

                              The foregoing restated certificate of
incorporation of the Corporation sets forth all of the operative provisions of the Certificate of Incorporation of the Corporation, correctly sets forth without change the corresponding provisions of the Certificate of Incorporation of the Corporation as heretofore amended and supersedes the original Certificate of Incorporation of the Corporation and all amendments thereto.

                              Dated this 20th day of July, 1984.


                                   ENERGEN CORPORATION


                                 By   /s/ Rex J. Lysinger
                                      -------------------------------
                                      Its Chairman of the Board of
                                      Directors and President

                                 and  /s/ A. S. Lacy
                                      -------------------------------
                                      Its Secretary

STATE OF ALABAMA        )
                        )
COUNTY OF JEFFERSON     )

                              Before me, the undersigned authority in and for
said County in said State, personally appeared Rex J. Lysinger known to me, who being first duly sworn doth depose and say that he is the Chairman of the Board of Directors and President of Energen Corporation, that he signed the foregoing Restated Certification of Incorporation of said corporation as Chairman of the Board of Directors and President of said corporation and with full authority and that the statements made in the foregoing Restated Certification of Incorporation of said corporation are true and correct.


                                   /s/ Rex J. Lysinger
                                   -----------------------------
                                   Rex J. Lysinger




                              Subscribed and sworn before me on this 20th day
of July, 1984, in witness whereof I hereunto subscribe my name and attach the seal in my office.

                                   Margaret G. Priola
                                   ------------------------------
                                   Notary Public

[NOTARIAL SEAL]                    My Commission Expires: 4/20/85

                                  EXHIBIT "A"


STATE OF ALABAMA        )
                        )
COUNTY OF JEFFERSON     )

                              Before me, Evelyn E. Pulley, a Notary Public in
and for said county in said state, personally appeared A. S. Lacy, who is known to me, and who, being by me first duly sworn according to law, deposed and said that he is the officer or agent designated and authorized by the incorporators of Energen Corporation, an corporation proposed to be incorporated under the laws of the State of Alabama, to receive the subscription to the capital stock of said corporation; that the amount of capital stock of said corporation that has been paid in cash is One Thousand Dollars ($1,000.00) which amount is at least twenty percent (20%) of the stock subscribed; that a true copy of the subscription list of capital stock of said corporation and the price paid in cash therefor by each subscriber is attached hereto, marked Exhibit "B" and made a part hereof; and that affiant now holds said cash for delivery to said corporation, upon completion of the organization thereof.


                                   /s/ A. S. LACY
                                   ----------------------------
                                       A. S. Lacy

Subscribed and sworn to before me this
26th day of October, 1978.


/s/ Evelyn E. Pulley
--------------------------------------
Notary Public in and for the County of
Jefferson, Alabama

My Commission expires:  March 16, 1980

                                  EXHIBIT "B"

                     SUBSCRIPTION LIST OF THE CAPITAL STOCK

                                       OF

                              ENERGEN CORPORATION


        We, the undersigned, do hereby respectively subscribe for and agree to take and pay in cash for the number of shares of common stock of the par value of One Dollar ($1.00) per share of Energen Corporation, a corporation proposed to be organized under the laws of the State of Alabama, that is set opposite our respective signatures.

        IN WITNESS WHEREOF, each of the undersigned subscribers has signed his name hereto, all opposite the number of shares subscribed for by each of the undersigned, this 19th day of October, 1978.

                                        NUMBER               AMOUNT
                                          OF                  PAID
                                       SHARES               IN CASH
     /s/ Howard Higgins                  334                $334.00
----------------------------
    Howard Higgins


     /s/ Rex J. Lysinger                 333                $333.00
----------------------------
    Rex J. Lysinger


     /s/ A. S. Lacy                      333                $333.00
----------------------------
     A. S. Lacy

